UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 24, 2006

Date of Report (Date of earliest event reported)

WHITE MOUNTAINS INSURANCE GROUP, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	1-8993	94-2708455
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

Harborside Financial Center, Plaza 5

Jersey City, New Jersey 07311-1114

(Address of principal executive offices)

(201) 631-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01       Entry into a Material Definitive Agreement.

On October 18, 2006, in connection with the initial public offering (the “Offering”) of White Mountains Insurance Group’s subsidiary, OneBeacon Insurance Group, Ltd. (“OneBeacon”), OneBeacon adopted a new Long-Term Incentive Plan (the “Plan”) and made a grant of non-qualified options under the Plan to certain members of OneBeacon’s senior management team. Of this grant, Mr. T. Michael Miller received options to purchase 277,826 common shares of OneBeacon.  Each option has a per share exercise price of $30.00. The options will vest in equal installments on each of the third, fourth and fifth anniversaries of the date of the consummation of the Offering and are not exercisable unless the Offering is consummated within 60 days of the grant date. The term of the options is five years and six months.  The option grants were also approved by the White Mountains Compensation Committee.

The Plan and a form of OneBeacon’s Non-Qualified Stock Option Agreement have been filed herewith as Exhibits 99.1 and 99.2, respectively.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

(c)   Exhibits.  The following exhibits are filed herewith:

EXHIBIT INDEX

99.1	OneBeacon Long-Term Incentive Plan.
99.2	OneBeacon Insurance Group, Ltd. Non-Qualified Stock Option Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITE MOUNTAINS INSURANCE GROUP, LTD.

DATED: October 24, 2006	By:	/s/ J. BRIAN PALMER
J. Brian Palmer
Chief Accounting Officer